Exhibit 21.1
RCS Capital Corporation
Significant Subsidiaries of the Registrant

The following are subsidiaries of RCS Capital Corporation as of December 31, 2014 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary.

Name	State or Jurisdiction of Organization of Entity
RCS Capital Corporation	Delaware
RCS Capital Holdings, LLC	Delaware
Realty Capital Securities, LLC	Delaware
RCS Advisory Services, LLC	Delaware
American National Stock Transfer, LLC	Delaware
Cetera Financial Holdings, Inc.	Delaware
Cetera Financial Group, Inc	Delaware
Cetera Investment Management LLC	Delaware
Cetera Advisors LLC	Delaware
Cetara Advisors Insurance Services LLC	Delaware
Cetera Insurance Agency LLC	Delaware
Cetera Advisor Networks LLC	Delaware
Cetera Advisor Networks Insurance Services, Inc..	Delaware
Cetera Investment Services LLC	Delaware
Cetera Financial Specialists Services LLC	Delaware
Cetera Financial Specialists LLC	Delaware
Cetera Investment Advisers LLC	Delaware
Summit Financial Services Group, Inc.	Florida
Summit Capital Group, Inc.	Florida
SBS Financial Advisors, Inc.	Florida
Summit Brokerage Services, Inc.	Florida
Summit Financial Group, Inc.	Florida
Summit Holding Group, Inc.	Florida
SBS Insurance Agency of Florida, Inc.	Florida
SBS of California Insurance Agency, Inc.	California
SBSI Insurance Agency of Texas, Inc.	Texas
Braves Acquisition, LLC	Georgia
J.P. Turner & Company LLC	Georgia
J.P. Turner & Company Capital Management LLC	Georgia
First Allied Holdings Inc.	Delaware
FAS Holdings, Inc.	Delaware
First Allied Advisory Services, Inc.	Delaware
First Allied Securities, Inc.	New York
First Allied Asset Management, Inc.	Delaware
First Allied Wealth Management, Inc.	Delaware
FASI Insurance Services, Inc.	California
First Allied Retirement Services, Inc.	California
Associates in Excellence	California
Legend Group Holdings LLC	Delaware
Legend Advisory Corporation	New York
Legend Equities Corporation	Delaware
Advisory Services Corporation	Nevada
The Legend Group, Inc.	Delaware
LEC Insurance Agency Inc.	Texas
FASI of TX, Inc.	Texas
Investors Capital Holdings, LLC.	Delaware
Investors Capital Corporation	Massachusetts
Investors Capital Holdings Securities Corporation	Massachusetts
Advisor Direct, Incorporated	Massachusetts

Name	State or Jurisdiction of Organization of Entity
ICC Insurance Agency, Inc.	Massachusetts
Hatteras Funds LLC	Delaware
Hatteras Capital Distributors LLC	North Carolina
Strategic Capital Management Holdings, LLC	Delaware
Strategic Capital Advisory Services, LLC	Delaware
Carter Validus Securities Holdings, LLC	Delaware
SC Distributors, LLC	Delaware
REIT Acquisition Company	Delaware
Docupace Technologies, LLC	Delaware
SK Research, LLC	Delaware
Trupoly, LLC	Delaware